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                          Summary Prospectus Agreement

     This Summary Prospectus Agreement ("Agreement") currently in effect among Fidelity Distributors Corporation (the "Underwriter"), and Metropolitan Life Insurance Company, MetLife Insurance Company of Connecticut, MetLife Investors USA Insurance Company, First MetLife Investors Insurance Company, MetLife Investors Insurance Company, New England Life Insurance Company and General American Life Insurance Company (collectively, the "Company") is effective this 30th day of April, 2010. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the respective Agreements.

     WHEREAS, Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV and Variable Insurance Products Fund V (collectively the "Fund") have entered into distribution agreements pursuant to which the Underwriter acts as distributor of the Fund;

     WHEREAS, the Fund and the Company agree to distribute the prospectuses of the Portfolios of the Fund pursuant to Rule 498 of the Securities Act of 1933 ("Rule 498"); and

     WHEREAS, the parties desire to set out the roles and responsibilities for complying with Rule 498 NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

     1. For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

     2. The Underwriter represents and warrants that the hosting of such Summary Prospectuses at the URL disclosed on such Summary Prospectus is designed to comply with the requirements of Rule 498(e) and (f)(3) applicable to the Fund and its Portfolios.

     3. The Underwriter represent and warrant that it will respond to contract owner requests for additional Fund documents in a manner designed to comply with the provisions of Rule 498(f)(1). The Underwriter further represents and warrants that any information obtained about contract owners will be used solely for the purposes of responding to requests for additional Fund documents.

     4. Company represents and warrants that any binding of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

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     5.   The parties agree that the Indemnification provisions of the
          Participation Agreement among the Underwriter, the Company and the Fund will apply to the terms of this Summary Prospectus Agreement as applicable.

     6. The parties agree that the Company is not required to distribute Summary Prospectuses to its contract owners, but rather distribution of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give the Fund and the Underwriter sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer as of the date first set forth above.

FIDELITY DISTRIBUTORS CORPORATION


By: /s/ Thomas J. Corra
    --------------------------------------
Name: Thomas J. Corra
Its:


METROPOLITAN LIFE INSURANCE COMPANY


By: /s/ Alan C. Leland Jr.
    --------------------------------------
Name: Alan C. Leland, Jr.
Its: Vice President


METLIFE INSURANCE COMPANY OF CONNECTICUT


By: /s/ Paul L. LeClair
    --------------------------------------
Name: Paul L. LeClair
Its: Vice President and Actuary

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METLIFE INVESTORS INSURANCE COMPANY


By: /s/ Paul L. LeClair
    --------------------------------------
Name: Paul L. LeClair


METLIFE INVESTORS USA INSURANCE COMPANY


By: /s/ Paul L. LeClair
    --------------------------------------
Name: Paul L. LeClair
Its: Vice President


FIRST METLIFE INVESTORS INSURANCE COMPANY


By: /s/ Paul L. LeClair
    --------------------------------------
Name: Paul L. LeClair
Its: Vice President


NEW ENGLAND LIFE INSURANCE COMPANY


By: /s/ Alan C. Leland, Jr.
    --------------------------------------
Name: Alan C. Leland, Jr.
Its: Senior Vice President


GENERAL AMERICAN LIFE INSURANCE COMPANY


By: /s/ Paul L. LeClair
    --------------------------------------
Name: Paul L. LeClair
Its: Vice President and Actuary